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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-59161, No. 33-62897 and No. 333-59009) and in the Registration Statements on Form S-8 (No. 33-59783, No. 33-48770, No. 33-22902, No. 33-1329, No. 33-32504, No. 333-06977, No. 333-06989, No. 333-78429 and No.
333-62382), of Ryerson Tull, Inc. of our report dated February 20, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

Chicago, Illinois
March 19, 2002